EXHIBIT 99.1

PRESS RELEASE

ESCALADE ANNOUNCES THIRD QUARTER RESULTS

Wabash, IN (October 20, 2005) Escalade, Incorporated (NASDAQ: ESCA) announced today that net income for the quarter ended October 1, 2005 rose 26% over the prior year's comparable quarter to $5,452,000 or $0.42 per share versus $0.33. This brings year to date net income to $8,861,000, 29% ahead of last year which already exceeds the full year 2004 results. Net sales declined a bit more than expected, coming in at $63,557,000, down 15%. Year to date net sales of $140,890,000 are 13% behind last year.

Escalade Sports' net sales declined 17% to $49,736,000 for the quarter, putting year to date net sales at $92,326,000, a 12% decline over last year. Lower sales to Sears account for the entire shortfall as a result of their new strategy to enhance their profitability by eliminating lower margin products, increasing margins, and reduced media promotions, all of which directly impacted us. Within our other channels of distribution, we have experienced mixed results with declines in sales to sporting goods chains roughly offset by increases to our specialty retailers. Net income declined 19% for the quarter and is off 23% year to date due to the decline in sales revenues. Our primary focus is to find ways to grow our specialty sales more rapidly, while maintaining a focus on our traditional channels. We believe the bulk of the sporting goods sales decline is largely behind us and anticipate the fourth quarter net sales and income will be similar to or moderately below the fourth quarter of last year. Our new Reynosa, Mexico manufacturing facility remains on schedule, and should be in operation late in the first quarter of 2006, resulting in lower costs in the last half of next year.

Net sales of Martin Yale's office and graphic arts products declined 12% for the quarter to $13,821,000 bringing year to date net sales to $48,564,000, a 15% decline. These declines are in line with previous expectations and continue to be the result of product line rationalization, discontinued business with unprofitable customers, and first quarter lost sales due to a temporary supply disruption of shredders. Net income for the quarter increased 168% as we continued to benefit from two years of cost cutting, facility consolidation, product rationalization, and management reorganization, changing year to date net income to a substantial profit reversing the prior year's loss. We are continuing to cut costs in Europe, however, our main focus has shifted to strategic planning and product development for future growth. We have further bolstered the management with the addition of Dan Messmer as the Group President (formerly President of Escalade Sports) and we plan further additions. We anticipate a more moderate rate of sales decline in the fourth quarter and that profitability will continue to improve.

Overall, cash flow remains strong, allowing us to reduce debt substantially while repurchasing 55,740 shares at an average price of $12.92 per share during the third quarter. We will continue to look for other means to utilize our strengthened balance sheet to further enhance shareholder value, including the continued review of acquisition opportunities.

Escalade is a quality manufacturer and marketer of sporting goods and office/graphic arts products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Terry Frandsen, Vice President and CFO at 260/569-7208 or C.W. (Bill) Reed, President and CEO at 260/569-7233.

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

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(Unaudited, In Thousands Except Per Share Amounts)

                                          Three Months Ended          Nine Months Ended          Twelve Months Ended
                                       ------------------------    ------------------------    ------------------------
                                       01 October    02 October    01 October    02 October    01 October    02 October
                                          2005          2004          2005          2004          2005          2004
                                       ----------    ----------    ----------    ----------    ----------    ----------
NET SALES ..........................   $   63,557    $   75,203    $  140,890    $  161,377    $  198,477    $  228,825

OPERATING  EXPENSES
      Cost of goods sold ...........       46,148        56,738        99,355       118,381       139,365       169,375
      Selling and administrative ...        8,935         8,934        27,414        28,670        40,068        37,417
      Restructuring ................           --         1,412            --         1,412           954         1,412
      Impairment of goodwill .......           --         1,312            --         1,312            --         1,312
                                       ----------    ----------    ----------    ----------    ----------    ----------

OPERATING INCOME ...................        8,474         6,807        14,121        11,602        18,090        19,309

OTHER INCOME (EXPENSE)
      Interest expense .............         (345)         (489)       (1,125)       (1,427)       (1,471)       (1,909)
      Other income (expense) .......          225           245           632           546           105         1,975
                                       ----------    ----------    ----------    ----------    ----------    ----------

INCOME BEFORE INCOME TAXES .........        8,354         6,563        13,628        10,721        16,724        19,375

PROVISION FOR INCOME TAXES .........       (2,902)       (2,233)       (4,767)       (3,840)       (6,918)       (6,030)
                                       ----------    ----------    ----------    ----------    ----------    ----------

NET INCOME .........................   $    5,452    $    4,330    $    8,861    $    6,881    $    9,806    $   13,345
                                       ==========    ==========    ==========    ==========    ==========    ==========

PER SHARE DATA
      Basic earnings per share .....   $     0.42    $     0.33    $     0.68    $     0.53    $     0.75    $     1.03
                                       ==========    ==========    ==========    ==========    ==========    ==========
      Diluted earnings per share ...   $     0.41    $     0.33    $     0.67    $     0.52    $     0.74    $     1.01
                                       ==========    ==========    ==========    ==========    ==========    ==========
      Average shares outstanding ...       13,055        13,041        13,065        13,024        13,049        12,921



CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited, In Thousands)
                                                 01 October 2005    02 October 2004   25 December 2004
                                                ----------------   ----------------   ----------------
ASSETS
     Current assets .........................   $         94,555   $        106,142   $         83,402
     Property, Plant & Equipment - net ......             18,245             15,919             16,498
     Other assets ...........................             15,418             17,645             17,311
     Goodwill ...............................             17,234             17,399             17,888
                                                ----------------   ----------------   ----------------
        Total ...............................   $        145,452   $        157,105   $        135,099
                                                ================   ================   ================

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities ....................   $         46,187   $         71,572   $         47,606
     Other liabilities ......................             26,598             19,099             17,515
     Stockholders' equity ...................             72,667             66,434             69,978
                                                ----------------   ----------------   ----------------
        Total ...............................   $        145,452   $        157,105   $        135,099
                                                ================   ================   ================

FORWARD LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks, include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, Escalade's ability to successfully integrate the operations of acquired assets and businesses, new product development, the continuation and development of key customer and supplier relationships, Escalade's ability to control costs, general economic conditions, fluctuations in operating results, changes in the securities markets and other risks detailed from time to time in Escalade's filings with the Securities and Exchange Commission. Escalade's future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to update these forward-looking statements after the date of this report.

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